FS Investment Corporation 8-K

Exhibit 99.1

FSIC Reports Second Quarter 2016 Financial Results and

Declares Regular Distribution for Third Quarter

PHILADELPHIA, PA, August 9, 2016 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended June 30, 2016, and announced that its board of directors has declared its third quarter 2016 regular distribution.

Financial Highlights for the Quarter Ended June 30, 20161

●	Net investment income of $0.23 per share, compared to $0.39 per share for the quarter ended June 30, 2015.

●	Adjusted net investment income of $0.24 per share, compared to $0.35 per share for the quarter ended June 30, 2015.[2]

●	Total net realized loss on investments of $0.03 per share and total net change in unrealized appreciation on investments of $0.37 per share, compared to a total net realized loss on investments of $0.10 per share and a total net change in unrealized depreciation on investments of $0.07 per share for the quarter ended June 30, 2015.

●	Paid cash distributions to stockholders totaling $0.22275 per share.[3]

●	Total purchases of $389.8 million versus $413.0 million of sales and repayments, resulting in net proceeds of $23.2 million, which were primarily used to reduce borrowings.

●	Net asset value of $9.18 per share, compared to $8.82 per share as of March 31, 2016.

“Investor appetite for corporate credit improved in the second quarter of 2016 amid generally positive U.S. economic data and rising commodity prices,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC. “As market sentiment and asset prices improved during the quarter, our primary focus was on leveraging the capital base of the Franklin Square BDC platform and the resources and credit expertise of GSO / Blackstone to improve the liquidity and operating efficiencies of our portfolio companies.”

Declaration of Regular Distribution for Third Quarter 2016

FSIC’s board of directors has declared a regular cash distribution for the third quarter of $0.22275 per share, which will be paid on or about October 4, 2016, to stockholders of record as of the close of business on September 21, 2016.

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Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	June 30, 2016	March 31, 2016	June 30, 2015
Total investment income	$110,211	$103,063	$147,731
Net investment income	56,840	49,938	93,524
Net increase (decrease) in net assets resulting from operations	140,157	(12,097)	51,706

Net investment income per share	$0.23	$0.21	$0.39
Adjusted net investment income per share[2]	$0.24	$0.21	$0.35
Total net realized and unrealized gain (loss) on investments per share	$0.34	$(0.26)	$(0.17)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.58	$(0.05)	$0.21
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.22275
Net asset value per share at period end	$9.18	$8.82	$9.89
Weighted average shares outstanding	243,435,681	242,847,016	241,653,069
Shares outstanding, end of period	243,488,590	242,847,016	241,702,625

(dollar amounts in thousands)	As of June 30, 2016	As of December 31, 2015
Total fair value of investments	$3,934,628	$4,029,371
Total assets	4,041,192	4,149,663
Total stockholders’ equity	2,234,322	2,208,928

Portfolio Highlights as of June 30, 2016

●	Total fair value of investments was $3.9 billion.
●	Core investment strategies[4] represented 97% of the portfolio by fair value as of June 30, 2016, including 85% from direct originations and 12% from opportunistic investments. Broadly syndicated/other investments represented the remaining 3% of the portfolio by fair value.
●	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] was 10.2%, compared to 10.4% as of March 31, 2016.
●	Total commitments to direct originations (including unfunded commitments) made during the second quarter of 2016 was $398.9 million in 8 companies, all of which were existing portfolio companies.
●	As of June 30, 2016, approximately 0.3% of investments were on non-accrual based on fair value.[6]

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Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	June 30, 2016	March 31, 2016	June 30, 2015
Purchases	$389,802	$55,617	$608,796
Sales and redemptions	(413,039)	(169,128)	(747,209)
Net portfolio activity	$(23,237)	$(113,511)	$(138,413)

Portfolio Data	As of June 30, 2016	As of December 31, 2015
Total fair value of investments	$3,934,628	$4,029,371
Number of Portfolio Companies	108	114
Average Annual EBITDA of Portfolio Companies	$112,900	$113,200
Weighted Average Purchase Price of Debt Investments (as a % of par)	98.1%	98.3%
% of Investments on Non-Accrual (based on fair value)[6]	0.3%	—

Asset Class (based on fair value)
Senior Secured Loans — First Lien	53%	54%
Senior Secured Loans — Second Lien	15%	15%
Senior Secured Bonds	5%	6%
Subordinated Debt	11%	11%
Collateralized Securities	2%	2%
Equity/Other	14%	12%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	85%	85%
Opportunistic	12%	12%
Broadly Syndicated/Other	3%	3%

Interest Rate Type (based on fair value)
% Variable Rate	65.5%	66.8%
% Fixed Rate	20.6%	21.6%
% Income Producing Equity/Other Investments	3.7%	4.1%
% Non-Income Producing Equity/Other Investments	10.2%	7.5%

Yields (based on amortized cost)[5]
Gross Portfolio Yield Prior to Leverage	9.3%	9.8%
Gross Portfolio Yield Prior to Leverage— Excluding Non-Income Producing Assets	10.2%	10.4%

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Direct Origination Activity

	Three Months Ended
(dollar amounts in thousands)	June 30, 2016	March 31, 2016	June 30, 2015
Total Commitments (including unfunded commitments)	$398,896	$43,598	$494,661
Exited Investments (including partial paydowns)	(386,600)	(113,615)	(623,554)
Net Direct Originations	$12,296	$(70,017)	$(128,893)

Direct Originations Portfolio Data	As of June 30, 2016		As of December 31, 2015
Total Fair Value of Direct Originations	$3,346,315		$3,434,588
Number of Portfolio Companies	68		71
Average Annual EBITDA of Portfolio Companies	$65,400		$61,500
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	5.4	x	4.9	x
% of Investments on Non-Accrual (based on Fair Value)[6]	0.1%		—

	Three Months Ended
New Direct Originations by Asset Class (including unfunded commitments)	June 30, 2016	March 31, 2016	June 30, 2015
Senior Secured Loans — First Lien	76%	20%	64%
Senior Secured Loans — Second Lien	6%	—	24%
Senior Secured Bonds	2%	—	—
Subordinated Debt	3%	26%	4%
Collateralized Securities	—	—	—
Equity/Other	13%	54%	8%
Average New Direct Origination Commitment Amount	$49,862	$8,720	$29,098
Weighted Average Maturity for New Direct Originations	7/21/2020	11/23/2025	9/6/2020
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	9.1%	6.0%	9.1%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	10.8%	10.9%	9.9%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	10.3%	9.0%	10.7%

Leverage and Liquidity as of June 30, 2016

●

Debt to equity ratio was 76%, based on $1.71 billion in total debt outstanding and stockholders’ equity of $2.23 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 3.98%.

●

Cash and foreign currency of approximately $44.2 million and availability under its financing arrangements of $242.1 million, subject to borrowing base and other limitations.

●

Seventeen unfunded debt investments with aggregate unfunded commitments of $161.1 million and one unfunded equity investment with an unfunded commitment of $217 thousand.

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Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 10, 2016, to discuss its second quarter 2016 results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 443-2408 and using the conference ID 51807210 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of Franklin Square Capital Partners (“Franklin Square”), and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $84.7 billion in assets under management as of June 30, 2016, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $17.0 billion in assets as of March 31, 2016, and is the largest manager of BDC assets with approximately $15.4 billion in BDC assets as of March 31, 2016. For more information, please visit www.franklinsquare.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances.  In addition, fees that may be incurred by an investor in a fund sponsored by Franklin Square may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2016, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2016, and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investors:

Dominic Mammarella

Director,

Investor Relations

dominic.mammarella@franklinsquare.com

215-220-4280

Media:

Franklin Square Media Team

media@franklinsquare.com

215-495-1174

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Income Statement

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Investment income
From non-controlled/unaffiliated investments:
Interest income	$92,319	$115,773	$191,771	$219,712
Fee income	15,335	25,721	16,977	30,417
Dividend income	—	5,519	—	5,519
From non-controlled/affiliated investments:
Interest income	1,112	718	2,079	718
Fee income	633	—	633	—
Dividend income	—	—	224	—
From controlled/affiliated investments:
Interest income	812	—	1,590	—
Total investment income	110,211	147,731	213,274	256,366

Operating expenses
Management fees	17,574	19,103	35,386	38,141
Capital gains incentive fees	—	(8,355)	—	(4,607)
Subordinated income incentive fees	14,210	21,271	26,695	35,176
Administrative services expenses	900	882	2,096	1,873
Accounting and administrative fees	235	285	463	561
Interest expense	18,064	19,048	36,958	36,347
Directors’ fees	274	229	503	456
Other general and administrative expenses	2,114	1,744	4,395	3,246
Total operating expenses	53,371	54,207	106,496	111,193
Net investment income	56,840	93,524	106,778	145,173

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(7,648)	(24,174)	(21,427)	(20,889)
Net realized gain (loss) on foreign currency	94	(1,007)	178	(897)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	86,922	(24,301)	32,219	(13,712)
Non-controlled/affiliated investments	1,919	8,050	8,286	9,395
Controlled/affiliated investments	705	—	2,338	—
Net change in unrealized gain (loss) on foreign currency	1,325	(386)	(312)	3,062
Total net realized and unrealized gain (loss) on investments	83,317	(41,818)	21,282	(23,041)
Net increase (decrease) in net assets resulting from operations	$140,157	$51,706	$128,060	$122,132
Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.58	$0.21	$0.53	$0.51
Weighted average shares outstanding	243,435,681	241,653,069	243,141,349	241,370,252

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Balance Sheet

	June 30, 2016
	(Unaudited)	December 31, 2015
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$3,845,357 and $4,027,950, respectively)	$3,669,909	$3,820,283
Non-controlled/affiliated investments (amortized cost—$125,334 and $91,248, respectively)	174,729	132,357
Controlled/affiliated investments (amortized cost—$86,909 and $75,988, respectively)	89,990	76,731
Total investments, at fair value (amortized cost—$4,057,600 and $4,195,186, respectively)	3,934,628	4,029,371
Cash	43,197	80,807
Foreign currency, at fair value (cost—$977 and $1,175, respectively)	973	1,180
Receivable for investments sold and repaid	11,772	66
Interest receivable	48,945	34,600
Deferred financing costs	857	1,420
Prepaid expenses and other assets	820	729
Total assets	$4,041,192	$4,148,173

Liabilities
Payable for investments purchased	$1,303	$—
Credit facilities payable	57,854	34,625
Unsecured notes payable (net of deferred financing costs of $1,318 and $1,490, respectively)	989,642	988,274
Repurchase agreement payable	650,000	800,000
Stockholder distributions payable	54,236	54,093
Management fees payable	17,574	18,415
Subordinated income incentive fees payable	14,210	13,374
Administrative services expense payable	898	946
Interest payable	19,837	22,061
Directors’ fees payable	225	282
Other accrued expenses and liabilities	1,091	7,175
Total liabilities	1,806,870	1,939,245
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 243,488,590 and 242,847,016 shares issued and outstanding, respectively	243	243
Capital in excess of par value	2,270,010	2,264,345
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(66,997)	(45,748)
Accumulated undistributed (distributions in excess of) net investment income	146,393	147,946
Net unrealized appreciation (depreciation) on investments and unrealized gain/loss on foreign currency	(115,327)	(157,858)
Total stockholders’ equity	2,234,322	2,208,928
Total liabilities and stockholders’ equity	$4,041,192	$4,148,173
Net asset value per share of common stock at period end	$9.18	$9.10

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
GAAP net investment income per share	$0.23	$0.21	$0.39
Plus capital gains incentive fees per share	—	—	(0.03)
Plus excise taxes per share	—	—	—
Plus one-time expenses per share[7]	0.00	0.00	—
Adjusted net investment income per share[2]	$0.24	$0.21	$0.35

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions paid on July 5, 2016, to stockholders of record as of the close of business on June 22, 2016.

4)	See FSIC’s quarterly report on Form 10-Q for the quarter ended June 30, 2016, for a description of FSIC’s investment strategies.

5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date.

6)	Interest income is recorded on an accrual basis. See FSIC’s quarterly report on Form 10-Q for the quarter ended June 30, 2016, for a description of FSIC’s revenue recognition policy.

7)	During the three months ended June 30, 2016, FSIC incurred one-time expenses of $469 relating to breakage fees associated with the partial paydown of the JPM Facility. These costs were partially offset by a $94 reduction in FSIC’s subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with this one-time expense.

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